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                                                                   EXHIBIT 10.2

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                          SECURITIES PURCHASE AGREEMENT

                                 By and Between

                             S-O ACQUISITION CORP.,

                                       and

                             THE 1818 FUND II, L.P.



                         ------------------------------

                          Dated as of November 15, 1996

                         ------------------------------



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                                Table of Contents

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ARTICLE 1  DEFINITIONS..........................................................1

        1.1  Definitions........................................................1
        1.2  Accounting Terms; Financial Covenants.............................11

ARTICLE 2  PURCHASE AND SALE...................................................11

        2.1  Purchase and Sale of Preferred Stock and Class A Warrants.........11
        2.2  Fees   ...........................................................11
        2.3  Closing...........................................................12
        2.4  Additional Equity Sales...........................................12

ARTICLE 3  CONDITIONS TO THE OBLIGATION OF THE
                  PURCHASER TO CLOSE ..........................................16

        3.1  Representations and Warranties True...............................16
        3.2  Compliance with this Agreement....................................16
        3.3  Officer's Certificate.............................................16
        3.4  Secretary's Certificate...........................................16
        3.5  Documents.........................................................17
        3.6  Purchase Permitted by Applicable Laws; Legal Investment...........17
        3.7  Filing of Amended and Restated Certificate........................17
        3.8  Opinions of Counsel...............................................17
        3.9  Approval of Counsel to the Purchaser..............................17
        3.10  Consents and Approvals...........................................17
        3.11  No Material Adverse Change.......................................18
        3.12  Due Diligence....................................................18
        3.13  Conduct of Business..............................................18
        3.14  Registration Rights Agreement....................................18
        3.15  Certificate of Incorporation and By-Laws of the Company..........18
        3.16  Market Conditions................................................18
        3.17  No Litigation....................................................18
        3.18  No Default or Breach.............................................19
        3.19  Asset Sale Agreement.............................................19
        3.20  Senior Financing.................................................19
        3.21  Subordinated Debt Financing......................................19
        3.22  Junior Preferred.................................................19
        3.23  Class B Preferred................................................19
        3.24  Common Equity....................................................19
        3.25  HSR   ...........................................................19
        3.26  Facilities Fee...................................................19
        3.27  Stockholders Agreement...........................................20
        3.28  Employment Agreements............................................20
        3.29  Voting Agreement.................................................20
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ARTICLE 4  CONDITIONS TO THE OBLIGATION OF THE
                 COMPANY TO CLOSE  ............................................20

        4.1  Representations and Warranties True...............................20
        4.2  Compliance with this Agreement....................................20
        4.3  Fund's Certificate................................................20
        4.4  Issuance Permitted by Applicable Laws.............................20
        4.5  Approval of Counsel to the Company................................21
        4.6  Consents and Approvals............................................21
        4.7  Asset Sale Agreement..............................................21
        4.8  Senior Financing..................................................21
        4.9  Subordinated Debt Financing.......................................21
        4.10  Class B Preferred................................................21
        4.11  HSR   ...........................................................21

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY..................................................22

        5.1  Corporate Existence and Power.....................................22
        5.2  Corporate Authorization; No Contravention.........................22
        5.3  Governmental Authorization; Third Party Consents..................23
        5.4  Binding Effect....................................................23
        5.5  No Legal Bar......................................................23
        5.6  Litigation........................................................24
        5.7  No Default or Breach..............................................24
        5.8  Title to Properties...............................................24
        5.9  Financial Condition; No Undisclosed Liabilities...................25
        5.10  No Material Adverse Change.......................................25
        5.11  Investment Company...............................................25
        5.12  Subsidiaries.....................................................26
        5.13  Capitalization...................................................26
        5.14  Solvency.........................................................26
        5.15  Private Offering.................................................26
        5.16  Broker's, Finder's or Similar Fees...............................27
        5.17  Full Disclosure..................................................27
        5.18  Anti-Dilution Protection.........................................27
        5.19  Registration Rights Agreements...................................27
        5.20  Asset Sale Agreement.............................................28
        5.21  B&L Representations..............................................28
        5.22  Financial Projections............................................28

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF
                  THE PURCHASER................................................28

        6.1  Existence and Power...............................................29
        6.2  Authorization; No Contravention...................................29
        6.3  Binding Effect....................................................29
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        6.4  No Legal Bar........................................................29
        6.5  Purchase for Own Account............................................29
        6.6  Investment Company..................................................30
        6.7  Broker's, Finder's or Similar Fees..................................30
        6.8  Nature of Purchaser.................................................31

ARTICLE 7  INDEMNIFICATION.......................................................31

        7.1  Indemnification by the Company......................................31
        7.2  Notification........................................................32
        7.3  Registration Rights Agreement.......................................32

ARTICLE 8  AFFIRMATIVE COVENANTS.................................................33

        8.1  Financial Statements................................................33
        8.2  Certificates; Other Information.....................................34
        8.3  Preservation of Corporate Existence and Legally Available Funds.....34
        8.4  Compliance with Organizational Documents............................34
        8.5  Compliance with Laws................................................35
        8.6  Notices.............................................................35
        8.7  Issue Taxes.........................................................35
        8.8  Reservation of Shares...............................................35
        8.9  Inspection..........................................................36
        8.10  Board Representation; Management Rights............................37
        8.11  Registration and Listing...........................................38
        8.12  Change of Control Offer............................................39
        8.13  Preemptive Right...................................................41
        8.14  Use of Proceeds....................................................42
        8.15  FIRPTA.............................................................42
        8.16  Certificate of Incorporation.......................................42

ARTICLE 9  NEGATIVE COVENANTS....................................................42

        9.1  Consolidations and Mergers..........................................42
        9.2  Transactions with Affiliates........................................43
        9.3  No Inconsistent Agreements..........................................43
        9.4  No Amendments or Waivers to Asset Sale Agreement or
             Registration Rights Agreements......................................44
        9.5  Other Transaction Documents.........................................44
        9.6  Issuances of Preferred Stock........................................44

ARTICLE 10  OTHER AGREEMENTS AND CERTAIN ACTIONS
                   REQUIRING SPECIAL CONSENT.....................................44

        10.1  Limitations on Exercise of Class A Warrants........................44
        10.2  Actions Requiring Special Consent of Directors.....................45
        10.3  Amendment to Certificate...........................................46
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ARTICLE 11  MISCELLANEOUS...................................................46

        11.1  Survival of Provisions........................................46
        11.2  Notices.......................................................47
        11.3  Successors and Assigns........................................48
        11.4  Amendment and Waiver..........................................48
        11.5  Counterparts..................................................49
        11.6  Headings......................................................49
        11.7  Determinations................................................49
        11.8  Governing Law.................................................49
        11.9  Jurisdiction and Waiver of Jury Trial.........................49
        11.10  Severability.................................................50
        11.11  Rules of Construction........................................50
        11.12  Remedies.....................................................50
        11.13  Entire Agreement.............................................50
        11.14  Attorneys' Fees..............................................51
        11.15  Publicity....................................................51
        11.16  No Recourse to BBH&Co........................................51
        11.17  Expenses.....................................................51
        11.18  Legends......................................................51
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EXHIBITS

Exhibit A-1         Form of Amended and Restated Certificate of Incorporation
Exhibit A-2         Certificate of Designation
Exhibit A-3         Junior Preferred Certificate of Designation
Exhibit B           Asset Sale Agreement
Exhibit C           Form of Registration Rights Agreement
Exhibit D           Form of Class A Warrant
Exhibit E           Form of Junior Warrant
Exhibit F           Form of Debt Warrant
Exhibit H           Form of Stockholders Agreement


SCHEDULES

Schedule 2.4          Financial Projections
Schedule 3.7          Form of By-Laws
Schedule 3.13         Business of the Company
Schedule 5.3          Consents and Authorizations
Schedule 5.9          Undisclosed Liabilities
Schedule 5.12         Subsidiaries
Schedule 5.13         Capitalization Matters
Schedule 5.16         Larkspur Capital Fees
Schedule 5.18         Anti-Dilution Provisions
Schedule 5.19         Registration Rights
Schedule 5.20         Amendment to Asset Sale Agreement
Schedule 5.22         Financial Projections
Schedule 5.23         Intellectual Property


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                                                                               1

     SECURITIES PURCHASE AGREEMENT, dated as of November 15, 1996 by and among S-O ACQUISITION CORP., a corporation organized under the laws of Delaware (the "Company") and THE 1818 FUND II, L.P., a Delaware limited partnership (the "Purchaser").

     The S-O Principals own all the issued and outstanding common stock of the Company. In order to provide the equity financing for the proposed acquisition by the Company of substantially all of the assets of Steri-Oss, Inc., the Company desires that the Company issue to the Purchaser, and the Purchaser purchase from the Company, 22,000 shares of the Company's Class A 8.8% Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (ii) 58,000 detachable warrants exercisable immediately to purchase initially 58,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") at an exercise price of $.01 per share (the "Class A Warrants"), upon the terms and subject to the conditions set forth in this Agreement.

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Acquisition" means the acquisition by the Company of substantially all of the assets of S-O in accordance with the terms of the Asset Sale Agreement.

     "Additional Investment Period" means the period commencing on the Closing Date and terminating on either March 31, 1997 or, if the Purchaser, in its sole discretion so elects, to a later date but in no event later than June 30, 1997.

     "Additional Equity Sales" means the purchases of additional equity securities of the Company pursuant to Sections 2.4(a) or 2.4(b).

     "Adjusted Operating Profit" shall have the meaning set forth in the Senior Credit Documents as in effect at the date hereof.

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Amended and Restated Certificate" means the Company's Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A-1.

     "Asset Sale Agreement" means the Asset Sale Agreement dated as of July 22, 1996 by and among B&L, S-O and the Company in the form attached hereto as Exhibit B.

     "Audited Financials" has the meaning assigned to such term in Section 5.9.

     "BBH&Co." means Brown Brothers Harriman & Co., a New York limited partnership.

     "B&L" means Bausch & Lomb Incorporated, a New York corporation.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

     "Capital Structure" has the meaning assigned to such term in Section 2.4(a)(i).

     "Cash Flow Certificate" has the meaning assigned to such term in Section 2.4(b)(ii).

     "Cash Flow Notice" has the meaning assigned to such term in Section 2.4(b)(i).

     "Certificate of Designation" means the Certificate of Designation designing the rights, privileges and preferences of the Preferred Stock, in the form attached hereto as Exhibit A-2.

     "Certificate of Incorporation" means the Company's Amended and Restated Certificate, as amended by the Certificate of Designation, the Junior Preferred Certificate of Designation and as further amended from time to time in accordance with the terms thereof and the terms of this Agreement.

     "Change of Control" has the meaning assigned to that term in Section
8.12(a).

     "Change of Control Offer" has the meaning assigned to that term in Section 8.12(a).

     "Class A Warrants" means the warrants, substantially in the form of Exhibit D hereto, to be acquired by the Purchaser hereunder entitling the holder thereof to purchase initially up to 58,000 shares of Common Stock, as such number may be adjusted from time to time in accordance with the terms thereof and including any Class A Warrants acquired after the Closing pursuant to any Additional Equity Sales.

     "Class B Preferred" means the Class B 8.0% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

     "Class B Shares" means the shares of the Class B Preferred to be issued to S-O in connection with the Acquisition.

     "Closing" has the meaning assigned to that term in Section 2.3.

     "Closing Date" means the date specified in Section 2.3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Company" means S-O Acquisition Corp., a Delaware corporation.

     "Consolidated Net Income" means, as of the date of determination with respect to any Person, consolidated net income of such Person and its Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Net Worth" means, as of the date of determination with respect to any Person, the consolidated stockholders' equity (which, in the case of the Company, shall include the Preferred Stock and the Junior Preferred Stock, but shall not include the Class B Shares) of such Person and its Subsidiaries, determined in accordance with GAAP.

     "Continuing Director" has the meaning assigned to that term in Section 8.12(a).

     "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Debt Default" means any default or event of default (or event which the giving of notice or the passage of time or both, would become a default or event of default) under any of the Debt Documents.

     "Debt Documents" means the Senior Debt Documents, the Sub Debt Documents.

     "Debt Warrants" means each of the warrants, substantially in the form of Exhibit F hereto, to be acquired by each of the Senior Lender and the Sub Debt Lender in connection with the transactions contemplated hereby, entitling the holders thereof to purchase (in the aggregate) initially up to 8,560 shares of Common Stock, as such number may be adjusted from time to time in accordance with the terms thereof.

     "Dental Implant Company" means a manufacturer of dental implant systems and related products and components.

     "DIC Acquisition" has the meaning assigned to such term in Section
2.4(a)(i).

     "DIC Equity Amount" has the meaning assigned to such term in Section 2.4(a)(i).

     "DIC Notice" has the meaning assigned to such term in Section 2.4(a)(i).

     "Excepted Transaction" means (i) any issuance of New Securities (as defined in Section 8.13) pursuant to any employee stock option plan adopted by the Company in accordance with the Certificate of Incorporation and this Agreement involving the issuance of shares of Common Stock not in excess of 3% of the number of shares of Common Stock on a fully diluted basis immediately after the Closing Date, (ii) any issuance of Common Stock issued upon the conversion of the Class B Preferred or upon the exercise of the Class A Warrants or the Other Warrants, (iii) any issuance of capital stock of the Company or securities convertible, exchangeable or exercisable into capital stock of the Company to any Person (either directly or pursuant to a merger) as consideration for assets or securities acquired by the Company or any of its Subsidiaries from such Person and provided such acquisition was approved by the Board of Directors of the Company in accordance with the Certificate of Incorporation and this Agreement, or (iv) the issuance of the Management Equity (and the exercise of any warrants or options issued as Management Equity).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Exeter" means collectively, Exeter Venture Lenders, L.P., and Exeter Equity Partners, L.P.

     "Financials" has the meaning assigned to that term in Section 5.9.

     "Fund" means the Purchaser, but shall not mean any assignee of the rights of the Purchaser under this Agreement or any transferee of any securities of the Company purchased by the Purchaser hereunder.

     "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

     "Governmental Authority" means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Holder" means the Purchaser and any subsequent direct or indirect transferee of Preferred Shares, Class A Warrants or Common Stock issued upon the exercise of the Class A Warrants other than a transferee (i) who has acquired Preferred Shares, Class A Warrants or Common Stock issued upon the exercise of the Class A Warrants that have been the subject of a distribution pursuant to a public offering registered under the Securities Act, or (ii) in the case of Common Stock issued upon the exercise of the Class A Warrants, who has acquired such Common Stock after such stock has been the subject of a distribution to the public pursuant to Rule 144 or otherwise distributed under circumstances not requiring a legend as described in Section 11.18.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

     "Indebtedness" means as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps and similar agreements under which payments are obligated to be made, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien granted by such Person on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any direct or indirect liability of that Person with respect to any of the forgoing of another Person.

                  "IPO" means the initial public offering of the Company's Common Stock with gross proceeds of at least $50,000,000 or representing at least 20% of the Company's Common Stock on a fully diluted basis and such Common Stock is listed on the NYSE or quoted or listed on any other national securities exchange or NASDAQ.

                  "Junior Preferred Certificate of Designation" means the Certificate of Designation designating the rights, privileges and preferences of the Junior Preferred Stock in the form attached hereto as Exhibit A-3.

                  "Junior Preferred Shares" means 3,185 shares of Junior Preferred Stock being issued to the S-O LLC and Exeter in connection with the Acquisition.

                  "Junior Preferred Stock" means the Class C 8.0% Cumulative Redeemable Preferred Stock, par value $.01 per share of the Company.

                  "Junior Warrants" means the warrants, substantially in the form of Exhibit E hereto, to be acquired by the S-O LLC, SOMC, Exeter and Larkspur Capital Corporation in connection with the transactions contemplated hereby, entitling the holders thereof to purchase initially up to an aggregate 28,440 shares of Common Stock, as such number may be adjusted from time to time in accordance with the terms thereof.

                  "Key Managers" means Ken Darienzo, Ken Krueger and Martin J. Dymek.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

                  "Liquidation Preference" means the liquidation preference of the Preferred Stock as defined in the Amended and Restated Certificate.

                  "Majority Holders" means the Holder or Holders of at least (a) a majority of the then outstanding shares of Preferred Stock and (b) a majority of the then outstanding shares of Common Stock issued or issuable upon exercise of the Class A Warrants (determined assuming that the Class A Warrants have been exercised for Common Stock as of the date of determination).

                  "Management Equity" means the warrants, options or shares of Common Stock to be issued to the Key Managers promptly after the Closing in connection with the transactions contemplated hereby resulting in the Key Managers holding 4% of the outstanding Common Stock on a fully diluted basis (assuming full exercise thereof if warrants or options are issued to such Key Managers).

                  "Material Covenant" means the agreements contained in Sections 8.3, 8.8, 8.10, 8.11, 8.12, 8.13, 10.2 and Article 9 hereof and Section 1.1 and
Article 2 of the Stockholders Agreement.

                  "NASDAQ" means the National Market System for the Nasdaq Stock Market.

                  "Net Worth Event" If at any time after the Closing, the Company's Consolidated Net Worth is less than an amount equal to $20,000,000.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Other Warrants" means, collectively the Junior Warrants and the Debt Warrants.

                  "Payment Debt Default" means any payment default on principal or interest under the Senior Debt Documents or the Sub Debt Documents or a default (that has not been waived or cured) under Sections 11.11, 11.13 through
11.16 and 11.18 of the Senior Debt Documents.

                  "Percentage Common Interest" means, as of any time with respect to any Person, the quotient (expressed as percentage) of (a) the aggregate number of shares of the Company's Common Stock actually owned by such Person at such time, divided by (b) the total number of shares of the Company's Common Stock outstanding at such time.

                  "Percentage Equity Interest" means, as of any time with respect to any Person, the quotient of (a) the aggregate number of shares of the Company's Common Stock owned by such Person at such time on a fully diluted basis (determined on a fully converted (with respect to convertible securities) and fully exercised (with respect to warrants or any other options to purchase the Company's Common Stock) basis), divided by (b) the total number of shares of the Company's Common Stock on a fully diluted basis at such time.

                  "Percentage Preferred Interest" means, as of any time with respect to any Person, the quotient (expressed as a percentage) of (a) the aggregate number of shares of the Company's Preferred Stock, owned by such Person at such time, divided by (b) the total number of shares of the Company's Preferred Stock outstanding at such time.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PORTAL" means the PORTAL market.

                  "Preferred Shares" has the meaning assigned to that term in
Section 2.1.

                  "Preferred Stock" means the Class A 8.8% Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company.

                  "Preferred Stock Documents" means collectively, this Agreement, the Amended and Restated Certificate, the Certificate of Designation, the Junior Preferred Certificate of Designation, the Registration Rights Agreement, the Stockholders Agreement, and any subscription or purchase agreement pursuant to which (i) the S-O Parties acquire the Junior Preferred Shares, Common Stock or the Junior Warrants, or (ii) S-O acquires the Class B Shares, and all agreements, documents or certificates related to any of the foregoing.

                  "Proposed Amount" has the meaning assigned to such term in
Section 2.4(a)(iii).

                  "Proposed Cash Flow Amount" has the meaning assigned to such term in the definition of "Cash Flow Notice."

                  "Purchase Price" has the meaning assigned to that term in
Section 2.1.

                  "Purchased Assets" has the meaning assigned to that term in
Section 1.1 of the Asset Sale Agreement.

                  "Purchaser" means The 1818 Fund II, L.P., a Delaware limited partnership.

                  "Registration Rights Agreement" means the Registration Rights Agreement in substantially the form attached hereto as Exhibit C.

                  "Requested Amount" has the meaning assigned to such term in
Section 2.4(a)(i).

                  "Requirements of Law" means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Rule 144A" means Rule 144A, as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Senior Debt Documents" means the Senior Secured Credit Agreement dated as of November 15, 1996 among S-O Operating and the Senior Lenders and the notes and agreements entered into in connection therewith (each as amended in accordance with its terms) pursuant to which S-O Operating will incur $33,000,000 of senior debt.

                  "Senior Lender" means collectively, First Source Financial, Union Bank of California, and all other financial institutions party to the Senior Debt Documents, together with their respective successors and permitted assigns.

                  "Stockholders Agreement" means the Stockholders Agreement to be entered into by the Fund, the Company, SOMC, the S-O LLC, the S-O Principals, the Senior Lender, and the Sub Debt Lender, in substantially the form attached hereto as Exhibit H.

                  "S-O" means Steri-Oss, Inc., a California corporation.

                  "S-O LLC" means S-O Acquisition LLC, a New York limited liability company managed by SOMC.

                  "Solvent" means, with respect to any Person, that the fair saleable value of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an absolute and matured liability.

                  "SOMC" means the S-O Management LLC, a New York limited liability company, whose sole managing members are the S-O Principals.

                  "S-O Parties" means collectively the S-O Principals, the S-O LLC, and SOMC.

                  "S-O Principals" means Richard Gumer, Douglas Rogers, Henry Wendt.

                  "S-O Operating" means S-O Operating Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

                  "S-O Registration Rights Agreement" means that certain Registration Rights Agreement to be entered into between the Company and S-O.

                  "Sub Debt Documents" means the several Note and the Warrant Purchase Agreements each dated as of November 15, 1996 among S-O Operating, SO Acquisition Corp. and each of the Sub Debt Lenders and the notes and agreements entered into in connection therewith (each as amended in accordance with its terms) pursuant to which S-O Operating will incur $12,500,000 of subordinated debt.

                  "Sub Debt Lender" means collectively, The Equitable Life Assurance Society of the United States, Exeter Equity Partners, L.P. and Exeter Venture Lenders, L.P, and all other financial institutions party to the Sub Debt Documents, together with their respective successors and permitted assigns.

                  "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company and, whether or not prior to or after the Acquisition, shall include, without limitation, S-O Operating and 3304906 Canada Inc.

                  "Transaction Documents" has the meaning assigned to that term in Section 5.17.

                  "transactions contemplated hereby" means collectively the transactions contemplated by the Transaction Documents, including without limitation the issuance and sale of the Preferred Stock and the Class A Warrants.

                  "Uninvested Amount" has the meaning assigned to such term in
Section 2.4(a)(iii).

                  1.2 Accounting Terms; Financial Covenants. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial cove nants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

                                    ARTICLE 2

                                PURCHASE AND SALE
                                -----------------

                  2.1 Purchase and Sale of Preferred Stock and Class A Warrants. Sub ject to the terms and conditions set forth herein, the Company agrees that it will issue to the Purchaser, and the Purchaser agrees that it will acquire from the Company, at the Closing, 22,000 shares of Preferred Stock (the "Preferred Shares") and 58,000 Class A Warrants, for an aggregate purchase price of $22,000,000 (the "Purchase Price"), in cash, by wire transfer of immediately available funds to an account designated in a notice delivered to the Purchaser not later than two Business Days prior to the Closing Date. The Preferred Shares shall have the rights and preferences set forth in the Certificate of Designation. The Class A Warrants shall be governed by the terms and conditions set forth therein and the Common Stock issuable upon exercise of the Class A Warrants shall have the rights and preferences set forth in the Certificate of Incorporation.

                  2.2 Fees. The Company hereby agrees that it will pay to the Purchaser, at the Closing, a facility fee of 4.0% of the Purchase Price, payable in cash by wire transfer of immediately available funds to an account designated in a notice delivered to the Company not later than two Business Days prior to the Closing Date. If the Purchaser consummates any Additional Equity Sales, a facility fee equal to 4.0% of the aggregate purchase price paid by the Purchaser shall be paid to the Purchaser by the Company in cash by wire transfer of immediately available funds on the date any such Additional Equity Sales are consummated. At the Company's option by notice to the Purchaser at least two Business Days prior to the Closing Date or the closing date of any Additional Equity Sales, any applicable facility fee may be paid by the Purchaser deducting such amount from the Purchase Price or purchase price of such Additional Equity Sales.

                  2.3 Closing. The purchase and issuance of the Preferred Shares and the Class A Warrants shall take place at the closing (the "Closing") to be held at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019 on November 15, 1996 (the "Closing Date"), at 10:00 a.m., New York City time, or on such other date and at such other time as the Purchaser and the Company may mutually agree. At the Closing, subject to the terms and conditions set forth herein, the Company shall sell the Preferred Shares and the Class A Warrants to the Purchaser by delivering to the Purchaser duly executed certificates representing the Preferred Shares and the Class A Warrants registered in the name of the Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and the Purchaser shall purchase the Preferred Shares and the Class A Warrants for the Purchase Price.

                  2.4  Additional Equity Sales.

                           (a) (i) If at any time during the Additional
Investment Period, the Company intends to acquire a Dental Implant Company (a "DIC Acquisition"), it shall provide written notice to the Fund and the S-O Parties of such intent at least 45 days prior to the closing of the proposed DIC Acquisition, which notice shall include the following with respect to such DIC Acquisition; (w) the proposed closing date thereof (to the extent known), (x) the total purchase price, (y) the proposed capital structure (the "Capital Structure"), including without limitation, the amount thereof which will be financed by the issuance of additional equity (the "DIC Equity Amount") or the incurrence of additional Indebtedness by the Company, the identity of the proposed purchasers of such securities or providers of such Indebtedness (to the extent known) and what amount will be contributed by each party (including the amount that the Company would like the Purchaser to contribute, the "Requested Amount"), and (z) copies of any documents or agreements related to the proposed DIC Acquisition and any due diligence materials obtained by the Company in connection therewith (the "DIC Notice"). Upon receipt of the DIC Notice, the Fund shall have 45 days to notify the Company whether it approves the DIC Acquisition and the Capital Structure. During the Additional Investment Period, the Company shall not consummate any DIC Acquisition if such acquisitions and Capital Structure have not been approved by the Fund. Any approval granted with respect to a DIC Acquisition pursuant to this Section 2.4(a)(i) may be revoked by the Fund at any time prior to the consummation of such DIC Acquisition, if the Fund exercises its Cash Flow Option, as provided for in Section 2.4(b), after such approval was granted and prior to such consummation.

                                    (ii) If the Fund approves a DIC Acquisition
and the Capital Structure thereof and, in the DIC Notice related thereto, the Company has specified a Requested Amount, so long as the closing of the DIC Acquisition occurs during the Additional Investment Period, then the Fund shall, on the terms and subject to the conditions set forth in this Section 2.4, purchase up to (but not in excess of) a number of shares of Preferred Stock having an aggregate Liquidation Preference equal to the Requested Amount; provided, that the Fund shall not be obligated to purchase Preferred Shares under this Section 2.4(a)(ii) to the extent that the purchase price for such shares, together with the aggregate purchase price of shares theretofore paid by the Fund under this Section 2.4(a)(ii) and Section 2.4(a)(iii), exceeds $10 million. Each share of Preferred Stock shall be sold to the Purchaser together with a Class A Warrant initially exercisable into 2.63636 shares of Common Stock (assuming that such Class A Warrants had been initially sold at the Closing Date and subject to antidilution adjustments that would have been made since the Closing Date had such Class A Warrants been sold on the Closing Date). The purchase price for each share of Preferred Stock, together with a Class A Warrant, shall be the Liquidation Preference with respect to the Preferred Stock.

                                    (iii) If the Fund approves the DIC
Acquisition and the Capital Structure, and the closing of such DIC Acquisition will occur during the Additional Investment Period, and if, (x) the aggregate purchase price of all securities previously purchased by the Fund pursuant to
Section 2.4(a)(ii) and Section 2.4(a)(iii) at such time, plus (y) the Requested Amount, if any, with respect to such DIC Acquisition is less than $10 million (the excess of $10 million over the aggregate amount referred to in (x) and (y) of this sentence being the "Uninvested Amount"), then the Fund may, at its option and upon written notice (the "Proposed Amount Notice") to the Company and the S-O Parties sent within 15 days of the Fund's receipt of the DIC Notice, purchase a number of shares of Preferred Stock having an aggregate Liquidation Preference of up to (but not in excess of) the lesser of (A) the Uninvested Amount and (B) the excess of the DIC Equity Amount over the Requested Amount. The aggregate purchase price of the shares of Preferred Stock that the Fund wishes to purchase and is entitled to purchase pursuant to the immediately preceding sentence is referred to as the "Proposed Amount." Notwithstanding the foregoing, if any of the S-O Parties provide written notice to the Company and the Fund within 10 days of the Company's receipt of the Proposed Amount Notice that such S-O Party elects to invest in shares of Preferred Stock to the extent provided in this Section in connection with any such DIC Acquisition, then the Fund agrees that the aggregate amount the Fund will invest with respect to such DIC Acquisition pursuant to Section 2.4(a)(ii) and 2.4(a)(iii) shall be reduced to the extent required so that such SO Parties may purchase equity securities to finance the DIC Acquisition, but in no event shall such aggregate amount be reduced by more than an amount equal to the product of (A) the sum of the Proposed Amount and Requested Amount with respect to such DIC Acquisition and
(B) the S-O Parties' aggregate Percentage Equity Interest. If the S-O Parties participate in the equity financing of any DIC Acquisition as provided for in the immediately preceding sentence, they shall participate by purchasing Preferred Stock. Each share of Preferred Stock purchased by the Fund or any of the S-O Parties, if applicable, under this Section 2.4(a)(iii) shall be sold to the Fund and each such S-O Party, if applicable, together with
2.63636 Class A Warrants each initially exercisable into one share of Common Stock (assuming that such Class A Warrants had been initially sold at the Closing Date and subject to antidilution adjustments that would have been made since the Closing Date had such Class A Warrants been sold on the Closing Date). The purchase price for each share of Preferred Stock, together with the Class A Warrants, shall be the Liquidation Preference with respect to the Preferred Stock.

                           (b) (i) If (x) a Payment Debt Default has occurred
and is continuing, (y) S-O Operating is unable to borrow under the Senior Debt Documents because it has failed to satisfy the conditions contained in Section
12.3 of the Senior Debt Documents or if at the end of any four month period ending on the last day of any month during the period beginning with the month ended December 31, 1996 and ending with the month ended December 31, 1997, the Company's Adjusted Operating Profit (but in the case of the months ending on December 31, January 31 and February 28, for the period from the Closing Date to the last day of such month treated as a single accounting period) is less than the amount set forth on Schedule 2.4 hereto opposite such period, then if the Fund, in its sole discretion so elects, it shall have the option to purchase (the "Cash Flow Option") additional shares of Preferred Stock pursuant to this
Section 2.4(b)(i); provided, that the aggregate purchase price for all shares purchased by the Fund under this Section 2.4(b)(i) shall not exceed $20 million. The Fund shall exercise the Cash Flow Option by sending a written notice (the "Cash Flow Notice") to the Company and SOMC within 30 days of receipt of the Cash Flow Certificate stating the Fund's intention to exercise the Cash Flow Option, and setting forth the aggregate amount (the "Proposed Cash Flow Amount") which the Fund desires to invest (such amount to be determined in the Fund's sole discretion, subject to the terms of this Section 2.4(b)) pursuant to the Cash Flow Option and the date on which the proposed purchase and sale shall occur. Notwithstanding the foregoing, the amount the Fund may invest with respect to any four month period hereunder shall be reduced to the extent set forth in the next sentence if the Fund receives written notice from any of the S-O Parties within 10 days after receipt of the Cash Flow Notice, that any of the S-O Parties elects to invest in shares of Preferred Stock to the extent provided in this Section and such notice shall include the aggregate amount they would like to invest. If the aggregate Proposed Cash Flow Amount to be invested by the Fund shall be reduced in accordance with the immediately preceding sentence, it shall be reduced by the lesser of (i) the aggregate amount the S-O Parties specified in the aforesaid notice as the amount they wish to invest and
(ii) the product of (1) the Proposed Cash Flow Amount and (2) the S-O Parties' aggregate Percentage Equity Interest. If any of the S-O Parties elect to exercise the purchase option provided in the foregoing two sentences in a timely manner, the S-O Parties collectively may purchase Preferred Stock having an aggregate purchase price of the lesser of the amount described in clauses (i) and (ii) of the immediately preceding sentence within 30 days after notifying the Fund of their election to purchase; provided that any such shares not purchased by the S-O Parties within such 30-day period may be purchased by the Fund within 20 days after the end of such period. Each share of Preferred Stock shall be sold together with 2.63636 Class A Warrants each initially exercisable into one share of Common Stock (assuming that such Class A Warrants had been initially sold at the Closing Date and subject to antidilution adjustments that would have been made since the Closing Date had such Class A Warrants been sold on the Closing Date). The purchase price for each share of Preferred Stock, together with the Class A Warrants, shall be 50% of the Liquidation Preference with respect to the Preferred Stock.

                                    (ii) For purposes of Section 2.4(b)(i)
above, the Company shall within 5 Business Days of the end of each month (during the period beginning with the month ended December 31, 1996 and ending with the month ended December 31, 1997), deliver to the Fund a certificate setting forth the Company's Adjusted Operating Profit (including the transaction costs and write-downs described above) for the four month period ended at such month and a certification by the Company's chief financial officer stating that such information is true and correct (the "Cash Flow Certificate").

                           (c) Conditions to Closing of Additional Equity Sales.
If the Fund is requested to purchase additional securities pursuant to Section 2.4(a)(i), then the Fund's obligation to participate in such Additional Equity Sale shall be subject to the satisfaction of the following conditions: (i) the representations and warranties contained in Article 5 shall be true and correct in all material respects as of the date of the closing of such Additional Equity Sale as if made on such date, (ii) the proceeds of such Additional Equity Sale shall be used to finance a DIC Acquisition, (iii) the conditions in Sections 3.1 through 3.4 (provided resolutions need only refer to Additional Equity Sale), 3.6, 3.8 through 3.11, 3.15, 3.17, 3.18 and 3.26 shall have been satisfied or waived at such closing, (iv) no breach of any Material Covenant shall have occurred and be continuing, (v) a Debt Default shall not have occurred and be continuing and (vi) other conditions reasonably requested by the Fund.

                           (d) Closing of Additional Equity Sales. The closing
of any Additional Equity Sale under this Section 2.4 shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on the 30th day after the date on which any notice is given hereunder or at such other time and place as the parties to the transaction may agree upon. At the closing of any Additional Equity Sale, subject to the terms and conditions set forth herein, the Company shall sell the shares of Preferred Stock and the Class A Warrants to the Fund and the S-O Parties, if applicable, by delivering to the Fund and the S-O Parties, if applicable, duly executed certificates representing the shares of Preferred Stock and the Class A Warrants registered in the name of the Fund and the S-O Parties, if applicable, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and the Fund and the S-O Parties, if applicable, shall purchase the Preferred Shares and the Class A Warrants for the purchase price payable with respect to such Additional Equity Sale.

                           (e) For purposes of this Section 2.4, the term S-O
Parties shall include Exeter in its capacity as a holder of Junior Preferred, Junior Warrants or Common Stock issued upon exercise thereof.

                                    ARTICLE 3

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE
                          ----------------------------

                  The obligation of the Purchaser to purchase the Preferred Shares and the Class A Warrants, to pay the Purchase Price at the Closing, and to perform any of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

                  3.1 Representations and Warranties True. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct in all material respects (a) at and as of the Closing Date and (b) after giving effect to the transactions contemplated hereby, as if made at and as of such date.

                  3.2 Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

                  3.3 Officer's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions set forth in Sections 3.1 and 3.2 hereof have been satisfied on and as of such date.

                  3.4 Secretary's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, attaching a good standing certificate from the Delaware Secretary of State with respect to the Company and certifying the truth and correctness of attached copies of the Certificate of Incorporation and By-laws of the Company and resolutions of the Board of Directors of the Company approving this Agreement, the Debt Documents, the Preferred Stock Documents and the Asset Sale Agreement and the transactions contemplated hereby.

                  3.5 Documents. The Purchaser shall have received copies of such documents as it reasonably may request in connection with the sale of the Preferred

Shares and the Class A Warrants and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

                  3.6 Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Preferred Shares and Class A Warrants and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

                  3.7 Filing of Amended and Restated Certificate and Certificates of Designation; By-Laws. The Amended and Restated Certificate, the Certificate of Designation and the Junior Preferred Certificate of Designation in the forms attached hereto shall have been duly filed by the Company with the Secretary of State of the State of Delaware and the Company's By-laws shall be in the form attached as Schedule 3.7. The Certificate of Incorporation and By-laws of each of the Company's Subsidiaries shall be in the form attached as
Schedule 3.7.

                  3.8 Opinions of Counsel. The Purchaser shall have received (a) the opinion of Howard, Darby & Levin, counsel to the Company, dated the Closing Date, in a form reasonably acceptable to the Purchaser with respect to the equity portion of the transactions contemplated hereby and (b) the opinions of Howard, Darby & Levin addressed to the Purchaser that are being delivered at the Closing to the Senior Lender and the Sub Debt Lender in connection with the Debt Documents.

                  3.9 Approval of Counsel to the Purchaser. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchaser, as to their form and substance.

                  3.10 Consents and Approvals. All consents, waivers, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, the Preferred Shares, the Class A Warrants, the Registration Rights Agreement, or any other Transaction Document shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof.

                  3.11 No Material Adverse Change. Since August 24, 1996, there shall have been no material adverse change, nor shall any such change be threatened, in the assets, business, properties, operations or financial or other condition of the business being acquired by the Company pursuant to the Asset Sale Agreement.

                  3.12 Due Diligence. The Purchaser shall have completed its due diligence review of the assets, business, properties, operations and financial and other condition of the Company and its Subsidiaries and S-O, and shall be reasonably satisfied with the results of such review.

                  3.13 Conduct of Business. Except as set forth in Schedule 3.13, the Company shall not have conducted any business except the negotiation and execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby.

                  3.14 Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchaser the Registration Rights Agreement.

                  3.15 Certificate of Incorporation and By-Laws of the Company. Except for the Amended and Restated Certificate, the Certificate of Designation and the Junior Preferred Certificate of Designation, no amendments to the Certificate of Incorporation or By-Laws of the Company as in effect on the date hereof shall have been effected.

                  3.16 Market Conditions. At any time after the date hereof and prior to the Closing Date, (a) trading in securities generally on the NYSE shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other Governmental Authority, (b) a general banking moratorium shall not have been declared by either federal or New York State authorities and (c) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

                  3.17 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or S-O which would, if adversely determined, in the reasonable judgment of the management of the Company, (a) after giving effect to the transactions contemplated hereby, have a material adverse effect on the assets, business, properties or financial or other condition of the Company or (b) have a material adverse effect on the ability of (i) the Company to perform its obligations under this Agreement, the Preferred Shares, the Class A Warrants, the Registration Rights Agreement, the Stockholders Agreement or any other Transaction Document.

                  3.18 No Default or Breach. The Company shall not have been in default under or with respect to any of the Transaction Documents and, after giving effect to the transactions contemplated hereby, the Company will not be in default under any of the Transaction Documents.

                  3.19 Asset Sale Agreement. The closing of the transactions contemplated by the Asset Sale Agreement shall simultaneously occur with the Closing hereof and all of the conditions set forth in Article 5 thereof shall have been satisfied or waived; provided, that any such waiver shall have been given only with the prior written consent of the Purchaser.

                  3.20 Senior Financing. The Company shall have obtained senior financing in an amount of at least $33,000,000 in connection with the Acquisition on terms reasonably satisfactory to the Purchaser and such amount shall be funded simultaneously with the Closing.

                  3.21 Subordinated Debt Financing. The Company shall have obtained subordinated financing in an amount of at least $12,500,000 in connection with the Acquisition on terms reasonably satisfactory to the Purchaser and such amount shall be funded simultaneously with the Closing.

                  3.22 Junior Preferred. S-O LLC and Exeter shall have purchased, or simultaneously with the Closing will purchase, the Junior Preferred Shares and the Junior Warrants and paid $3,185,000 million therefor.

                  3.23 Class B Preferred. The Company shall have issued to S-O, or simultaneously with the Closing the Company will issue to S-O, the Class B Shares, as partial consideration for the Purchased Assets.

                  3.24 Common Equity. SOMC shall have acquired, or simultaneously with the Closing will acquire, 1,000 shares of Common Stock and 14,908 Junior Warrants as a capital contribution from its members.

                  3.25 HSR. Any applicable waiting periods under the HSR Act in connection with purchase of the Preferred Shares and Class A Warrants, the Acquisition or any other transaction contemplated hereby shall have expired or been terminated.

                  3.26 Facilities Fee. The Company shall have paid to the Purchaser the fees provided for in Section 2.2 hereof or given notice under such Section that such amount should be subtracted from the Purchase price to be paid on the Closing Date.

                  3.27 Stockholders Agreement. The parties to the Stockholders Agreement (other than the Fund) shall have entered into, or simultaneously with the Closing shall enter into, the Stockholders Agreement and the Stockholders Agreement shall be in full force and effect (except to the extent caused by the Fund's failure to enter into such Stockholders Agreement).

                  3.28 Employment Agreements. Each of the Key Managers shall have entered into an Employment Agreement with the Company in form and substance reasonably satisfactory to each of the Company and the Fund.

                  3.29 Voting Agreement. The proxies referred to in Section 1.2 of the Stockholders Agreement shall have been entered into and shall be in full force and effect.

                                    ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE
                          ----------------------------

                  The obligations of the Company to issue and sell the Preferred Shares and Class A Warrants and to perform any of its other obligations hereunder, shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

                  4.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in Article 6 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

                  4.2 Compliance with this Agreement. The Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

                  4.3 Fund's Certificate. The Company shall have received a certificate, dated the Closing Date and signed by the Fund, certifying that the conditions set forth in Sections 4.1 and 4.2 hereof have been satisfied on and as of such date and attaching a good standing certificate from the Delaware Secretary of State with respect to the Fund.

                  4.4 Issuance Permitted by Applicable Laws. The issuance of the Preferred Shares and Class A Warrants to the Purchaser hereunder (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and
(c) shall be permitted by the laws and regulations of the jurisdictions in which it is subject.

                  4.5 Approval of Counsel to the Company. All actions and proceedings hereunder and all documents required to be delivered by the Purchaser hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Howard, Darby & Levin, counsel to the Company, as to their form and substance.

                  4.6 Consents and Approvals. All consents, exemptions, authorizations, waivers or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

                  4.7 Asset Sale Agreement. The closing of the transactions contemplated by the Asset Sale Agreement shall simultaneously occur with the

Closing hereof.

                  4.8 Senior Financing. The Company shall have obtained senior financing in an amount of at least $33,000,000 in connection with the Acquisition and such amount shall be funded simultaneously with the Closing.

                  4.9 Subordinated Debt Financing. The Company shall have obtained subordinated financing in an amount of at least $12,500,000 in connection with the Acquisition and such amount shall be funded simultaneously with the Closing.

                  4.10 Class B Preferred. The Company shall have issued to S-O, or simultaneously with the Closing will issue, the Class B Shares to S-O, as partial consideration for the Purchased Assets.

                  4.11 HSR. Any applicable waiting periods under the HSR Act in connection with the purchase of the Preferred Shares and the Class A Warrants, the Acquisition or any other transaction contemplated hereby shall have expired or been terminated.

                                    ARTICLE 5

                               REPRESENTATIONS AND

                            WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser as follows:

                  5.1  Corporate Existence and Power.

                  The Company and each of its Subsidiaries:

                           (a) is a recently organized corporation and, except
as set forth in Schedule 3.13, has not engaged in any business other than the negotiation, execution and delivery of the Asset Sale Agreement, this Agreement, the Debt Documents and the Preferred Stock Documents;

                           (b) is, and after giving effect to the transactions
contemplated hereby, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                           (c) has, and after giving effect to the transactions
contemplated hereby, will have (i) full corporate power and authority and (ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

                           (d) is, and after giving effect to the transactions
contemplated hereby, will be duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                           (e) is, and after giving effect to the transactions
contemplated hereby, will be in compliance with (i) its Certificate of Incorporation and By-Laws or other organizational or governing documents and
(ii) all Requirements of Law;

except, in the case of (c)(ii), (d) or (e)(ii) of this Section 5.1, to the extent that the failure to do so would not have a material adverse effect on the assets, business, operations, properties or financial or other condition of the Company.

                  5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, any other Transaction Document and the transactions contemplated hereby and thereby, including without limitation, the issuance of the Preferred Shares and the Class A Warrants:

                           (a) is within the Company's or its Subsidiary's, as
the case may be, corporate power and authority and has been duly authorized by all necessary corporate action; and

                           (b) does not, and will not after giving effect to the
transactions contemplated hereby, contravene the terms of the Certificate of Incorporation or ByLaws or other organizational or governing documents of the Company or any of its Subsidiaries or any amendment thereof; and

                           (c) does not, and will not after giving effect to the
transactions contemplated hereby, violate, conflict with or result in any breach of, contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any order or decree directly relating to the Company or any of its Subsidiaries.

                  5.3 Governmental Authorization; Third Party Consents. Except as otherwise provided in Schedule 5.3, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or any of its Subsidiaries or enforcement against the Company of this Agreement, the Preferred Shares, the Class A Warrants, the Registration Rights Agreement, the Stockholders Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, other than those that have been obtained or made on or prior to the Closing.

                  5.4 Binding Effect. This Agreement has been duly executed and delivered by the Company, and at the Closing the Registration Rights Agreement, certificates evidencing the Preferred Shares, the Stockholders Agreement, the Class A Warrants and each other Transaction Document will be duly executed and delivered by the Company or its Subsidiary, as the case may be, and this Agreement constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and at the Closing the Registration Rights Agreement, the Stockholders Agreement, the Preferred Shares and the Class A Warrants will constitute the legal, valid and binding obligations of the Company or its Subsidiary which is a party thereto, as the case may be, enforceable against the Company in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  5.5 No Legal Bar. Neither the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, or any other Transaction Document nor the issuance of or performance of the terms of the Preferred Shares or the Class A Warrants will violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries.

                  5.6 Litigation. There are no, and after giving effect to the transactions contemplated hereby there will not be, any actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries:

                           (a) with respect to this Agreement, the Preferred
Shares, the Class A Warrants, the Registration Rights Agreement, the Stockholders Agreement, any other Transaction Document or any of the transactions contemplated hereby or thereby; or

                           (b) which would, after giving effect to the
transactions contemplated hereby, if adversely determined, (i) have a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company (after giving effect to the transactions contemplated hereby) and its Subsidiaries, taken as a whole, or (ii) have a material adverse effect on the ability of the Company or any Subsidiaries to perform its obligations under this Agreement, the Preferred Shares, the Class A Warrants, the Registration Rights Agreement, the Stockholders Agreement, or any other Transaction Document. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement, the Preferred Shares, the Class A Warrants, the Registration Rights Agreement, the Stockholders Agreement, or any other Transaction Document.

                  5.7 No Default or Breach. No event has occurred and is continuing or would result from the incurring of obligations by the Company or any of its Subsidiaries under this Agreement, the Stockholders Agreement, the Registration Rights Agreement or any other Transaction Document which constitutes a default under or breach of any of the provisions of Article 8 or 9 hereof and no such event will occur or will be continuing after giving effect to the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is and after giving effect to the transactions contemplated hereby will be, in default under or with respect to any (a) Contractual Obligation in any material respect or (b) Transaction Document in any respect.

                  5.8 Title to Properties. Each of the Company and each of its Subsidiaries has, or after giving effect to the transactions contemplated hereby will have, good record and marketable title to, or hold leases in full force and effect in, all its real property, except for such defects in title as could not, individually or in the aggregate, have a materially adverse effect on the assets, business, properties, operations or financial or other conditions of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement, the Preferred Shares, the Class A Warrants or the Registration Rights Agreement or any other Transaction Document.

                  5.9 Financial Condition; No Undisclosed Liabilities. (a) The Company heretofore has delivered to the Purchaser true and correct copies of audited (i) consolidated financial statements of S-O for the fiscal year ended December 31, 1995, (ii) consolidated financial statements of S-O for the eight-month period ended August 24, 1996 ((i) and (ii) are collectively, the "Audited Financials") and

(iii) monthly unaudited financial statements of S-O for each of the periods ended September 27, 1996 and October 25, 1996 (the Audited Financials, together with (iii) are collectively, the "Financials").

                  (b) Except as otherwise stated in the accompanying report to the Audited Financials, the Audited Financials have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby, and present fairly the consolidated financial condition of S-O as of the dates thereof, and the consolidated results of operations of S-O for the period, or portion thereof, then ended and the monthly financial statements described in clause (iii) above have been prepared in accordance with S-O's usual historical practice for the preparation of monthly financials. Except as set forth on
Schedule 5.9, the Company, after giving effect to the transactions contemplated hereby, will not have any material direct or indirect indebtedness, liability or obligation, whether known or unknown, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement (collectively "Liabilities"), other than (i) Liabilities fully and adequately reflected on the Financials or as a result of the transactions contemplated hereby and (ii) those incurred since the date of the Audited Financials in the ordinary course of business. Schedule 2.5 to the Asset Sale Agreement is true and correct and accurately and completely presents the information purported to be contained therein. To the knowledge of the Key Managers, the representations and warranties contained in this Section 5.9(b) are true and correct.

                  5.10 No Material Adverse Change. Since August 24, 1996, there has not been any material adverse change, nor to the knowledge of the Company or any Key Manager is any such change threatened, in the assets, business, properties, operations or financial or other condition of the business being acquired under the Asset Sale Agreement.

                  5.11 Investment Company. Neither the Company nor any Person controlling the Company is, and no such Person after giving effect to the transactions contemplated hereby will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5.12 Subsidiaries. Schedule 5.12 sets forth a complete and accurate list of all of the Subsidiaries of the Company, together with their respective jurisdictions of incorporation or organization. Each such Subsidiary is, and after giving effect to the transactions contemplated hereby will be, directly or indirectly wholly owned by the Company.

                  5.13 Capitalization. As of the Closing Date, after giving effect to the transactions contemplated hereby (assuming for purposes of this Section 5.13 that the Management Equity was issued on the Closing Date), the authorized capital stock of the Company will consist of 500,000 shares of Common Stock, 100,000 shares of Preferred Stock, 10,000 shares of Class B Preferred, and 3,200 shares of Junior

Preferred Stock and as of the Closing Date, such securities will be issued and outstanding except for 499,000 shares of Common Stock, 78,000 shares of Preferred Stock and 15 shares of Junior Preferred authorized but not issued. All such shares of capital stock of the Company have been duly authorized and as of the Closing Date upon payment of the purchase price therefor as contemplated by the Transaction Documents, all such shares shall be fully paid and non-assessable. Assuming for purposes of the foregoing that the Management Equity was issued on the Closing Date; (a) the Class A Warrants to be issued at the Closing are exercisable into 58% of the Common Stock on a fully diluted basis as of the Closing Date; (b) the Junior Warrants to be issued at the Closing are exercisable into 28.44% of the Common Stock on a fully diluted basis as of the Closing Date; (c) the Debt Warrants to be issued at the Closing are exercisable into 8.56% of the Common Stock on a fully diluted basis and; the Management Equity to be issued shortly after the Closing represents 4.0% of the Common Stock on a fully diluted basis. Except as set forth in Schedule 5.13, there are no shares of capital stock of the Company reserved for issuance. The Management Equity when issued, the shares of Common Stock when issued upon exercise of the Class A Warrants, the Other Warrants, and the Class A Warrants and the Preferred Shares when issued upon payment of the Purchase Price, are duly authorized, and, when so issued, will be fully paid and non-assessable. Except for the Management Equity, the Class A Warrants, the Other Warrants and as set forth in Schedule 5.13, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company or any of its Subsidiaries, nor is the Company or any Subsidiary obligated in any manner to issue shares of its capital stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the Company's ability to transfer shares of capital stock of the Company other than certain provisions of the agreements set forth in Schedule 5.13.

                  5.14 Solvency. On and as of the Closing Date, after giving effect to the transactions contemplated hereby, the Company will be Solvent.

                  5.15 Private Offering. No form of general solicitation or general advertising was used by the Company or, to its knowledge, its representatives in connection with the offer or sale of the Preferred Shares, the Management Equity, the Class A Warrants, the Other Warrants, the Common Stock, the Class B Preferred or the Junior Preferred Shares. No registration of the Preferred Shares, the Management Equity, the Class A Warrants, the Other Warrants, the Common Stock, the Class B Preferred or the Junior Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of any such securities pursuant to the Transaction Documents (except as expressly provided in the Registration Rights Agreement (or other registration rights agreement applicable to such securities)). The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Preferred Shares, the Management Equity, the Class A Warrants, the Other Warrants, the Common Stock, the Class B Preferred, the Junior Preferred or any other security so as to require the registration of any such securities pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities are so registered.

                  5.16 Broker's, Finder's or Similar Fees. Except for (i) the fees payable to Larkspur Capital Corporation in an amount previously disclosed to the Purchaser and (ii) the fees described in Section 2.2 or Section 9.2, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Preferred Shares or Class A Warrants contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries, or any action taken by any such entity.

                  5.17 Full Disclosure. No statement by the Company or any Subsidiary contained in any of this Agreement, the Preferred Shares, the Class A Warrants, any other Preferred Stock Document, the Registration Rights Agreement, the Debt Documents or the Asset Sale Agreement or any other document, certificate, notice or consent related to any of the foregoing (collectively, "Transaction Documents") delivered to the Purchaser by the Company in connection with the purchase and sale of the Preferred Shares and the Class A Warrants at or prior to the Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

                  5.18 Anti-Dilution Protection. Other than pursuant to the Other Warrants or the Class A Warrants or the agreements listed on Schedule 5.18, no holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for any of the foregoing) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder's percentage interest in the Company.

                  5.19 Registration Rights Agreements. As of the Closing Date, the Company will not be a party to any agreement granting any registration rights to any Person except as set forth on Schedule 5.19. The registration rights set forth on Schedule 5.19 are not inconsistent with the rights granted to the Purchaser in the Registration Rights Agreement.

                  5.20 Asset Sale Agreement. The Asset Sale Agreement in the form attached hereto as Exhibit A (a) is a true and correct copy thereof, (b) except as set forth on Schedule 5.20, has not been amended or modified since it was executed and delivered and (c) is in full force and effect and will be in full force and effect as of the Closing Date.

                  5.21 B&L Representations. The representations and warranties contained in Article 2 of the Asset Sale Agreement are true and correct in all material respects. To the knowledge of the Key Managers, the representation and warranty contained in the preceding sentence is true and correct.

                  5.22 Financial Projections. The financial projections relating to the operations of the Company and its Subsidiaries attached hereto as
Schedule 5.22 have been prepared by the Company in good faith on a reasonable basis. The assumptions on which the projections are based are stated in Schedule
5.22 and are consistent with the past practices (including, without limitation, accounting practices) of S-O and with historical conditions applicable to the business of S-O. To the knowledge of the Key Managers, the representations and warranties contained in the preceding two sentences are true and correct. Nothing has come to the attention of the Company or any Subsidiary or any Key Manager to indicate that the projections or the assumptions on which they are based are not reasonable.

                  5.23 Intellectual Property. (a) Except as set forth in
Schedule 5.23, each of the items of Intellectual Property (as defined in Section
2.8 of the Asset Sale Agreement) and after giving effect to the transactions contemplated hereby, (i) is and will be owned by the Company or one of its Subsidiaries, free and clear of any material liens, liabilities or other encumbrances (ii) does not and will not conflict with or violate the intellectual property rights of others, (iii) is transferable to the Company or one of its Subsidiaries under the Asset Sale Agreement without the approval or consent of any person and (iv) is and will continue to be valid and in full force and effect in all material respects after giving effect to the transactions contemplated hereby; and (b) Schedules 2.8(a), 2.8(b) and 2.8(c) to the Asset Sale Agreement are true and correct and accurately and completely present the information purported to be contained therein. To the knowledge of the Key Managers, the representations and warranties contained in clauses (a) and (b) above are true and correct.

                                    ARTICLE 6

                               REPRESENTATIONS AND
                           WARRANTIES OF THE PURCHASER
                           ---------------------------

                  The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

                  6.1  Existence and Power.  The Purchaser:

                           (a) is duly organized and validly existing under the
laws of the jurisdiction of its organization; and

                           (b) has the power and authority to own and operate
its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.

                  6.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights
Agreement:

                           (a) is within the Purchaser's power and authority and
has been duly authorized by all necessary action;

                           (b) does not contravene the terms of the Purchaser's
Amended and Restated Agreement of Limited Partnership, or any amendment thereof;

                           (c) will not violate, conflict with or result in any
breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Purchaser, or any order or decree directly relating to the Purchaser; and

                           (d) does not require approval, consent, exemption,
authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have been obtained or made on or prior to the Closing.

                  6.3 Binding Effect. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  6.4 No Legal Bar. The execution, delivery and performance of this Agreement and the Registration Rights Agreement will not violate any Requirement of Law.

                  6.5 Purchase for Own Account. The Preferred Shares and the Class A Warrants (including, for purposes of this Section 6.5, the Common Stock issuable upon exercise of the Class A Warrants) to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Preferred Shares and the Class A Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of the Preferred Shares or the Class A Warrants, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If the Purchaser should decide to dispose of such securities (other than pursuant to its registration rights under the Registration Rights Agreement), the Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at the Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law, in connection with such disposition to the effect that the proposed disposition of such securities would not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Preferred Shares and the Class A Warrants to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES."

                  6.6 Investment Company. Neither the Purchaser nor any Person controlling the Purchaser is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  6.7 Broker's, Finder's or Similar Fees. Except as otherwise set forth in this Agreement, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Preferred Shares and the Class A Warrants contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

                  6.8 Nature of Purchaser. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                                    ARTICLE 7

                                 INDEMNIFICATION
                                 ---------------

                  7.1 Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates (including, without limitation, Brown Brothers Harriman & Co.) and their respective officers, directors, agents, employees and partners (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), damages or other liabilities ("Liabilities") resulting from any breach of any representation or warranty of the Company in this Agreement or any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the Preferred Shares, the Class A Warrants, the Stockholders Agreement, the Registration Rights Agreement, any other Transaction Document, the transactions contemplated hereby, or any indemnified person's role therein or in the transactions contemplated hereby; provided, however, that the Company shall not be liable under this Section 7.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) with respect to Liabilities arising solely out of actions brought by the partners of the Fund against an indemnified party or by one indemnified party against another, (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from (i) the willful misconduct, bad faith or gross negligence of such indemnified party or
(ii) a breach of the Purchaser's representations in Article 6 or in breach of the Purchaser's obligations under this Agreement, the Preferred Shares, the Class A Warrants, the Stockholders Agreement or the Registration Rights Agreement, or (d) for any Liabilities arising solely from the transfer of the Preferred Stock, the Class A Warrants or the Common Stock issued upon exercise of the Class A Warrants by the Purchaser to any Person who is not an S-O Party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reason able fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; provided, however, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

                  7.2 Notification. Each indemnified party under this Article 7 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party other than pursuant to this Article 7 or, unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Section 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

                  7.3 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS
                              ---------------------

                  The Company hereby covenants and agrees (a) with the Fund, with respect to all of Article 8, and (b) with any other Holder, with respect to all of this Article 8 except Sections 8.1(c), 8.1(e), 8.3(b), 8.5, 8.6(a) (to the extent it relates to a covenant that is not made for the benefit of such Holder) 8.9(a), 8.10, 8.12, 8.13 and 8.15, that, unless the Majority Holders waive compliance in writing:

                  8.1 Financial Statements. The Company shall deliver to the Purchaser and any other Holder, in form and substance satisfactory to the Majority Holders:

                           (a) as soon as available, but not later than one
hundred (100) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of Price Waterhouse (or any successor thereto) or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent, except as otherwise stated therein, with prior years; provided, however, that the delivery of a copy of the Company's Annual Report on Form 10-K filed pursuant to the Exchange Act shall satisfy the requirements of this Section 8.1(a);

                           (b) as soon as available and, in any event, within 45
days of each of the first three fiscal quarters of each year commencing with the fiscal quarter ended March 31, 1997, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company; provided, however, that the delivery of a copy of the Company's Quarterly Report on Form 10-Q filed pursuant to the Exchange Act shall satisfy the requirements of this Section 8.1(b);

                           (c) budgets, documentation of material financial
transactions, projections, operating reports, acquisition analyses, presentations to banks, financial institutions or potential investors, consultants' reports and such other financial and operating data of the Company and its Subsidiaries as the Fund reasonably may request (any such information to be subject to the provisions of Section 8.9(b));

                           (d) at any time when it is not subject to Section 13
or 15(d) of the Exchange Act, upon request, to the Purchaser and prospective purchaser of Preferred Shares, Common Stock or Class A Warrants, information of the type that would satisfy the requirement of subsection (d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

                           (e) except as otherwise provided in Section 8.1(a)
and (b), if and when the Company becomes subject to the Securities Act or the Exchange Act, promptly after the same are filed, copies of all reports, statements and other documents filed with the Commission.

                  8.2 Certificates; Other Information. The Company shall furnish to the Purchaser and to any other Holder:

                           (a) concurrently with the delivery of the financial
statements referred to in Section 8.1(a) above, a certificate of the Company's Chief Financial Officer stating that, to the best of such officer's knowledge, there exists no default under or breach of Articles 8 and 9, except as specified in such certificates; and

                           (b) concurrently with the delivery of the financial
statements referred to in Sections 8.1(a) and (b) above, a certificate of an officer of the Company including calculations set forth in reasonable detail showing whether a Net Worth Event has occurred.

                  8.3 Preservation of Corporate Existence and Legally Available Funds. The Company shall, and shall cause each of its Subsidiaries to:

                           (a) preserve and maintain in full force and effect
its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization except as permitted by Section 9.1;

                           (b) preserve and maintain in full force and effect
all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business; and

                           (c) if and whenever an event requiring the Company to
redeem any shares of the Preferred Stock has occurred (in accordance with the terms of the Certificate of Designation including, without limitation, pursuant to Section 8.12 hereof), the Company shall take all steps reasonably necessary to make sufficient funds legally available for such redemption, including without limitation, revaluing the Company's assets.

                  8.4 Compliance with Organizational Documents. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with its certificate of incorporation and by-laws or other organizational or governing documents.

                  8.5 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over it or its business, except if such failure to comply would not have a material adverse effect on the assets, business, operations, properties or financial or other condition of the Company or its Subsidiaries.

                  8.6 Notices. Upon knowledge of the chief executive officer, the president or the chief financial officer of the Company of the events described below, the Company shall give written notice within 10 days to the
Purchaser:

                           (a) of the occurrence of any default under, or breach
of, any of the provisions of Articles 8 or 9 or if a Net Worth Event has occurred, accompanied by a certificate specifying the nature of such default, breach or financial condition, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto; and

                           (b) of any (i) material default or event of default
under any material Contractual Obligation of the Company or any of its Subsidiaries, or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority.

                           (c) Each notice pursuant to this Section 8.6 shall be
accompanied by a statement by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                  8.7 Issue Taxes. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Preferred Shares and the Class A Warrants, the Common Stock to be issued upon exercise of the Class A Warrants and the execution and delivery of the other agreements and documents contemplated hereby and any modification of the Preferred Shares and the Class A Warrants or such other agreements and documents and will hold the Purchaser harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

                  8.8 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of all outstanding Class A Warrants as provided therein, such number of shares of Common Stock as shall then be issuable or deliv erable upon the exercise of all outstanding Class A Warrants. Such shares of

Common Stock shall, when issued or delivered in accordance with the terms of the Class A Warrants, be duly and validly issued and fully paid and non-assessable. The Company shall issue the Common Stock into which the Class A Warrants are convertible upon the proper surrender of the Class A Warrants in accordance with the provisions therein and shall otherwise comply with the terms thereof.

                  8.9  Inspection.

                           (a) The Company will permit, and will cause each of
its Subsidiaries to permit, representatives of the Fund to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

                           (b) Without limiting any obligations provided under
any Requirement of Law, the Purchaser will utilize reasonable good faith efforts to maintain as confidential any information obtained from the Company (to the extent Purchaser is advised by the Company that such information is confidential) pursuant to Section 8.9(a) or 8.1(c) (other than information which
(i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the Purchaser or any of its representatives), (ii) is available to the Purchaser on a non-confidential basis from a source other than the Company or its Subsidiaries, provided that such source was not known by the Purchaser to be bound by a confidentiality agreement with the Company or any of its Subsidiaries, or (iii) has been independently developed by the Purchaser, and shall not disclose any information obtained from the Company pursuant to Section 8.9(a) or 8.1(c) and required to be maintained as confidential pursuant hereto, except (A) to BBH&Co and its advisors, representatives, agents, partners and employees, (B) to its advisors, representatives, agents, partners (and their representatives and advisors) and employees, (C) to any prospective transferee of the Preferred Shares, Class A Warrants or shares of Common Stock issued upon the exercise of the Class A Warrants or of an interest in the Purchaser or in a successor fund sponsored by BBH & Co.; provided that no information may be disclosed to any such prospective transferee unless (1) such prospective transferee enters into a confidentiality agreement (agreeing to substantially the same terms as the Purchaser has agreed to hereunder) with respect to any confidential information and (2) such prospective transferee is an institutional investor and is not a Dental Implant Company or an Affiliate of a Dental Implant Company, (D) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which the Purchaser is or becomes subject, (E) in connection with any litigation arising out of or related to this Agreement, (F) to the executive officers of the Company or any of its Subsidiaries, or (G) with the consent of the Company.

                  8.10  Board Representation; Management Rights.

                           (a) The Company shall at or prior to the Closing Date
cause three vacancies to be created on its Board of Directors (by increasing the number of members of the Board of Directors or otherwise) and at the Closing Date shall cause the Board of Directors to consist of a total of seven members and the Fund shall be entitled to designate three persons to be elected to the Company's Board of Directors. Such designees shall serve until the annual meeting of stockholders of the Company immediately following the election of such person to the Board of Directors. At the time of each meeting of Shareholders at which the Preferred Stock, voting separately as a single class, has the right to elect directors pursuant to the terms of the Certificate of Designation, the Company shall cause there to be sufficient vacancies on the Board of Directors for the members so elected by the Preferred Stock.

                           (b) Commencing with the annual meeting of
stockholders of the Company immediately following any date on which Section 3(b) of the Certificate of Designation (or any successor section) ceases to be in effect pursuant to Section 8.16 or the Preferred Stock ceases to be outstanding, and at each annual meeting of stockholders of the Company thereafter, the Fund shall be entitled to designate, from time to time, three nominees to the Company's Board of Directors; provided, that if the Fund at any time holds less than (i) 50% of the total number of shares of Preferred Stock purchased hereunder on the Closing Date and (ii) 50% of the Common Stock into which the Class A Warrants purchased hereunder on the Closing Date are exercisable (assuming exercise of such Class A Warrants), the Fund shall be entitled to nominate such number of directors (to the nearest whole number but in no event sufficient to constitute a majority) equal to the product of (i) the total number of directors on the Board of Directors, multiplied by (ii) the quotient of (x) the number of shares of Common Stock held by the Purchaser (assuming exercise of the Class A Warrants), divided by (y) the total number of shares of Common Stock of the Company on a fully-diluted basis. The Company shall use its best reasonable efforts to cause such nominee or nominees (unless, after customary investigation of such person's qualifications, the Board of Directors reasonably determines in good faith that such person is not qualified or acceptable under standards applied fairly and equally to all nominees) of the Fund to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors, and the Company shall use its best reasonable efforts to cause the election of such nominee or nominees, including voting all shares for which the Company holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person.

                           (c) In the event any such nominee of the Fund shall
cease to serve as a director for any reason, other than by reason of the Fund not being entitled to nominate a nominee as provided in Section 8.10(a) or 8.10(b), the Company shall use its best efforts to cause the vacancy resulting thereby to be filled by a nominee of the Fund reasonably acceptable to a majority of the Board of Directors of the Company (excluding any members nominated by the Fund).

                           (d) In the event that the Board of Directors of the
Company establishes committees from time to time, at least one of the nominees of the Fund shall have the right, upon the Fund's request, to serve on such committee. If the Company has any Subsidiary, each Subsidiary's Board of Directors shall consist of the same members as the Company's Board of Directors and upon the Fund's request, at least one of the members who is a nominee of the Fund shall have the right to serve on any committee of the Board of Directors of such Subsidiary; provided, that the Board of Directors of 3304906 Canada Inc. shall not be required to have the same members on its Board of Directors to the extent it would be a violation of Canadian law; provided, further that the Company shall cause 3304906 Canada Inc. to obtain the same approvals by the Company's Board of Directors (including the vote of a majority of the directors of the Board of Directors designated by the Fund) for actions which would require approval pursuant to Section 10.2 hereof if the Company were to take such action.

                  8.11 Registration and Listing. If the Preferred Shares, or any shares of Common Stock required to be reserved for purposes of exercise of the Class A Warrants as provided in the Class A Warrants, require registration with or approval of any Governmental Authority under any federal or state or other applicable law before such Preferred Shares or Common Stock may be issued or delivered upon exercise of the Class A Warrants, the Company will in good faith and as expeditiously as possible endeavor to cause such Preferred Shares or Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of the Purchaser's representation contained in Sections 6.5 or 6.8. In the event that, and so long as, the Common Stock is listed on the NYSE or quoted or listed on any other national securities exchange or NASDAQ, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such exchange or NASDAQ, upon official notice of issuance, all Common Stock issuable or deliverable upon exercise of the Class A Warrants. In addition, the Company will in good faith and as expeditiously as possible endeavor (i) to obtain private placement numbers for the Class A Warrants, the Common Stock issued pursuant to the exercise thereof and the Preferred Shares, assigned by the CUSIP Service Bureau of Standard & Poor's Corporation and (ii) at the request of the Purchaser, to cause the Class A Warrants, the Common Stock issued pursuant to the exercise thereof and Preferred Shares to be eligible for the PORTAL trading system (it being understood that the Company shall not be required to amend this Agreement in any material way so as to cause the Common Shares or the Preferred Shares to be eligible to trade on the PORTAL system) and for clearance and settlement through Depository Trust Company.

                  8.12  Change of Control Offer.

                           (a) If at any time prior to an IPO, a Change of
Control occurs (as defined below), the Company shall, within 5 Business Days thereafter, offer to purchase from the Fund (a "Change of Control Offer"), and, if the Change of Control Offer is accepted and there are funds legally available (and the Company has taken all reasonable steps to make such funds legally available, including without limitation, revaluing the Company's assets), thereafter shall purchase, all (but not less than all) outstanding Preferred Shares then held by the Fund for an aggregate purchase price equal to 100% of the Liquidation Preference of the Preferred Shares, plus accrued and unpaid dividends to the purchase date, whether or not declared or currently payable, on a date to be specified in a "Notice of Offer" (as hereinafter provided) not sooner than 20 days and not later than 40 days after the date of such notice (subject to compliance with applicable securities laws). Notwithstanding the foregoing, in the event of a Change of Control of the types set forth in clauses
(ii) and (iii) below, the Company shall make the Change of Control Offer not later than ten Business Days prior to the consummation of the transaction contemplated by clause (ii) or (iii) below, as the case may be, and the Company shall not be required to purchase Preferred Shares unless such transaction shall be consummated, in which case the Company shall be required to purchase such Preferred Shares immediately prior to the consummation of such transaction.

                  A "Change of Control" of the Company shall be deemed to have occurred:

                  (i) At such time as any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), (other than the Purchaser or the S-O Parties), is or becomes (without the prior written consent of the Fund) the beneficial owner, directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the stockholders of the Company in the election of directors (the term "beneficial owner" shall be determined in accordance with Rule 13d-3 of the Exchange Act); provided, that a Change of Control shall be deemed not to have occurred if any such Person acquires 50% or more of the voting power referred to above pursuant to a transfer of Preferred Shares or Class A Warrants or Common Stock issued upon the exercise of the Class A Warrants by the Fund;

                  (ii) At such time as the stockholders of the Company shall have approved a reorganization, merger or consolidation or similar transaction, in each case, with respect to which all or substantially all the Persons who were the beneficial owners of the outstanding shares of capital stock (assuming for purposes of this clause that all the Class A Warrants, Other Warrants and any warrants issued as Management Equity outstanding immediately prior to such event have been exercised) of the Company immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 50% of the combined voting power of the then outstanding shares of capital stock (assuming for purposes of this clause that all Class A Warrants and Other Warrants and any warrants issued as Management Equity outstanding immediately prior to such event are exercised immediately prior to such event and are outstanding immediately after such event) of the Company resulting from such reorganization, merger or consolidation;

                  (iii) At such time as the stockholders of the Company shall have approved the sale or other disposition of all or substantially all the assets of the Company (other than to a wholly owned Subsidiary of the Company) in one transaction or in a series of related transactions;

                  (iv) If a majority of the Board of Directors of the Company shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Closing Date, any director elected pursuant to Section 8.10, and any other member of the Board of Directors who shall be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are the members of the Board of Directors;

                  (v) If immediately after any merger, consolidation, combination, reclassification or recapitalization or similar transaction, the S-O Parties (A) shall have increased the aggregate percentage of the outstanding shares of capital stock of the Company represented by the shares they collectively beneficially own by 10% of such outstanding shares or more and (B) shall be the beneficial owner (as such term is defined in clause (i) above), directly or indirectly, of outstanding shares of stock of the Company (or any Person surviving such transaction) entitling the S-O Parties to collectively exercise 50% or more of the total voting power of all classes of stock of the Company (or the surviving Person in such transaction) entitled to vote in the election of the directors and, in anticipation of, in connection with or as a result of, such transaction, the Company (or such surviving Person) shall have incurred or issued additional Indebtedness such that the total Indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided, however, that any such transaction shall not be considered a Change of Control if the Fund shall have participated therein on no less than a pari passu basis (assuming exercise of all of the Fund's Class A Warrants into shares of Common Stock) with the S-O Parties; and

                  (vi) An event described in Section 13.1.13 of the Senior Debt Documents or in Section 8.1(j) of the Subordinated Debt Documents occurs.

                           (b) The Change of Control Offer shall remain open
from the time of mailing until the purchase date set forth in the Notice of Offer. The Notice of Offer shall be accompanied by a copy of the information most recently required to be supplied under Section 8.1(a) and Section 8.1(b). The Notice of Offer shall contain all instruments and materials necessary to enable the Fund to tender Preferred Shares pursuant to the Change of Control Offer. The Notice of Offer, which shall govern the terms of the Change of Control Offer, shall state:

                (i) that the Change of Control Offer is being made pursuant to this Section 8.12 and that tendered Preferred Shares will be purchased;

               (ii) the purchase price and the date designated for purchase;

              (iii) that the Change of Control Offer is being made for all (but not less than all) Preferred Shares held by the Fund;

               (iv) that the Preferred Shares, purchased pursuant to the Change of Control Offer shall cease to accrue dividends or interest after the date designated for purchase;

                (v) such other information respecting the procedures for accepting the Change of Control Offer as the Company shall include and such other information as may be required by law; and

               (vi) that (unless otherwise required by law) the Fund will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day next preceding the date scheduled for to purchase, facsimile transmission or letter setting forth the Fund, the number of Preferred Shares owned by the Fund (all of which shall have been delivered for purchase) and a statement that the Fund is withdrawing its election to have such Preferred Shares purchased.

                  8.13 Preemptive Right. In the event that, at any time or from time to time prior to the IPO, the Company proposes to issue or sell (except in the case of an Excepted Transaction), newly issued shares of Common Stock (which term shall include, for purposes of this Section 8.13, shares of any class or series of common stock of the Company, or securities convertible, exchangeable or exercisable into Common Stock or any class or series of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock or any class or series of Common Stock ("New Securities")), in a transaction exempt from registration under the Securities Act, the Fund will have the right to purchase from the Company at a price per share that is no less favorable to the Fund than the price to be paid to the Company by any other potential purchaser an amount of New Securities equal to the product of the total amount of such New Securities being issued or sold and the Fund's Percentage Equity Interest; provided, that this Section 8.13 shall not be applicable to any securities issued to the S-O Parties in a transaction referred to in Section 2.4(a) or 2.4(b) solely to the extent that such securities reduced the Fund's ability to invest pursuant to any such Section.

                  8.14 Use of Proceeds. The proceeds of the Preferred Shares and the Class A Warrants shall be used by the Company to fund the Acquisition in accordance with the terms and conditions of the Asset Sale Agreement.

                  8.15 FIRPTA. At the Purchasers' request at any time after the Closing Date, the Company shall provide a certificate to the effect that the Company is not, and has not been at any time during the five-year period ending on the date of such certificate, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code.

                  8.16 Certificate of Incorporation. If the Fund so requests, at any time, the Company shall use its best reasonable efforts to amend the Certificate of Incorporation so that the provisions of Section 3(b) or 3(d) of the Certificate of Designation (or any successor section) shall be eliminated and in such event, the Fund hereby covenants and agrees to use its best reasonable efforts to cause the Company to so amend its Certificate of Incorporation.

                                    ARTICLE 9

                               NEGATIVE COVENANTS
                               ------------------

                  The Company hereby covenants and agrees that, unless the Majority Holders waive compliance in writing, and, other than with respect to
Section 9.3, until such time as none of the Preferred Stock is outstanding:

                  9.1 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired), and the Company shall not allow any of its Subsidiaries to merge or consolidate with or into any other Person except another Subsidiary of the Company, except the Company may consolidate or merge with or into, or sell all or substantially all of its assets to, any Person if:

                           (a) The corporation or partnership formed by such
consolidation or surviving such merger or the Person which acquires all or substantially all of the assets of the Corporation shall be (after giving effect to such transaction) a Solvent corporation or partnership organized or formed, as the case may be, and existing under, the laws of the United States, any state thereof, or the District of Columbia and shall expressly assume in writing all of the obligations of the

Company under this Agreement, the Preferred Shares, the Common Shares and the Registration Rights Agreement;

                           (b) immediately after giving effect to such
transaction, no default under, or breach of, any of the provisions of Articles 8 and 9 exists;

                           (c) the corporation or partnership formed by or
surviving any such transaction or the Person that acquires all or substantially all of the assets of the Company shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

                           (d) the Company shall have furnished to the Holders
(i) an opinion of counsel satisfactory to the Majority Holders, addressing the matters (other than solvency) set forth in clause (a) above and (ii) the certificate of the Chief Financial Officer of the Company to the effect that such transaction has been consummated in compliance with the foregoing requirements; provided that nothing in this Section 9.1 shall affect the rights of any Holder under this Agreement, the Preferred Shares, the Shareholder's Agreement, the Common Shares or the Registration Rights Agreement.

                  9.2 Transactions with Affiliates. Except with respect to the transaction fee in an amount equal to $670,000 payable to SOMC in connection with the transactions contemplated hereby, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and on terms no less favorable to the Company or such Subsidiary than those the Company or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary; provided, that if the Company gets a written opinion from a nationally recognized investment bank to the effect that the transaction in question is fair to the Company from a financial point of view, then such transaction shall be deemed to comply with this Section 9.2 and; provided, further, that prior to an IPO, an annual management fee of $250,000 (subject to reasonable adjustment in accordance with Section 10.2) shall be payable to SOMC or any transferee or assignee of its right to receive the same and shall be deemed not to violate the covenant contained in this Section 9.2.

                  9.3 No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries shall (a) enter into any loan or other agreement after the date hereof or (b) amend or modify any currently existing loan or other agreement, which by its terms restricts or prohibits the ability of the Company to pay dividends on the Preferred Stock, to redeem the Preferred Stock or to issue Common Stock upon exercise of the Class A Warrants, in each case in accordance with the Amended and Restated Certificate, this Agreement and the Class A Warrants; provided, however, that the foregoing shall not prevent the Company or any Subsidiary thereof from entering into any loan agreement (the terms of which are substantially similar to those contained in the Debt Documents as in effect on the Closing Date) or other agreement after the date hereof which contains, restrictions or prohibitions on the ability of the Company to pay dividends on the Preferred Stock or to redeem or repurchase the Preferred Stock during the existence of a default or event of default under any such agreement.

                  9.4 No Amendments or Waivers to Asset Sale Agreement or Registration Rights Agreements. For so long as the Fund holds at least 10% of the Preferred Shares and Class A Warrants (or shares of Common Stock issued upon exercise thereof) purchased hereunder at the Closing Date, the Company shall not amend, modify, alter or waive the Asset Sale Agreement or any registration rights agreements with respect to the Company in effect as of the Closing Date without the prior written consent of the Fund and the Company shall not waive any condition set forth in Article 5 of the Asset Sale Agreement without the prior written approval of the Purchaser.

                  9.5 Other Transaction Documents. The Company agrees that from and including the date hereof until the Closing Date, it shall keep the Purchaser informed of the material terms of (a) the Debt Documents, (b) any document related to the issuance and sale of the Junior Preferred Shares and (c) any other Transaction Document to which the Purchaser is not a party and which is related to the transactions contemplated hereby, and at the Purchaser's request, the Company shall deliver to Purchaser drafts of any such documents.

                  9.6 Issuances of Preferred Stock. The Company agrees that it will not issue any shares of Preferred Stock except to (a) the Fund or (b) solely to the extent provided in Section 2.4, any of the S-O Parties.

                                   ARTICLE 10

                          OTHER AGREEMENTS AND CERTAIN
                        ACTIONS REQUIRING SPECIAL CONSENT
                        ---------------------------------

                  10.1 Limitations on Exercise of Class A Warrants. The Fund agrees that it will not exercise the Class A Warrants until the earliest to occur of any of the following: (a) one year from the Closing Date, (b) immediately prior to the consummation of an IPO, (c) a breach of a Material Covenant, (d) a Debt Default has occurred, (e) the Fund exercises its Cash Flow Option, (f) a Net Worth Event has occurred and is continuing, (g) the Company fails to pay any dividend on the Preferred Stock, when such becomes due and payable, (h) the Company fails to redeem the Preferred Stock in accordance with the terms of the Certificate of Designation, (i) the Fund ceases to own any shares of Preferred Stock, (j) a Change of Control occurs, or (k) Henry Wendt ceases to be Chairman of the Company's Board of Directors; provided, that notwithstanding the foregoing, the Fund shall be entitled to exercise such number of Warrants that would result in the sum of
(i) the Fund's Percentage Preferred Interest multiplied by 43%, plus (ii) the Fund's Percentage Common Interest multiplied by 57%, being equal to or less than 50%.

                  10.2 Actions Requiring Special Consent of Directors. At any time prior to an IPO and for so long as the Fund holds at least (i) 50% of the Preferred Shares purchased on the Closing Date, or (ii) 50% of the Class A Warrants (or Common Stock issued upon the exercise thereof) purchased on the Closing Date, the Company shall not, and shall cause each of its Subsidiaries not to, without the affirmative vote of a majority of the directors of the Board of Directors designated by the Fund (whether voting on such matter or not):

                           (a) sell or otherwise dispose of, or purchase or
otherwise acquire, any assets or businesses other than assets acquired or disposed or in the ordinary course of business;

                           (b) sell or issue any securities of the Company or
any of its Subsidiaries other than (w) the Management Equity, (x) pursuant to any employee stock option plan approved by the Board of Directors, (y) upon conversion or exercise of securities theretofore approved by the holders of 66 2/3% of the Preferred Stock in accordance with Section 3(a) of the Certificate of Designation, or (z) upon conversion of the Class B Preferred or exercise of the Class A Warrants, the Other Warrants or the Management Equity, or in respect of any anti-dilution or similar adjustment pursuant to the terms of the Class B Preferred, the Preferred Stock, the Class A Warrants, the Other Warrants, the Management Equity or any securities theretofore approved by the holders of 66 2/3% of the Preferred Stock in accordance with Section 3(a) of the Certificate of Designation;

                           (c) form any corporation or other entity all of the
shares or equity interests of which are not owned by the Company, directly or indirectly;

                           (d) determine to register or register any of its
securities under the Securities Act or the Exchange Act, except pursuant to any registration rights contained in any registration rights agreements in effect at the Closing Date;

                           (e) elect to make any dividend payment on the Class B
Preferred or the Junior Preferred Stock in cash;

                           (f) declare or pay any dividend or any distribution
on the Common Stock;

                           (g) effect a voluntary redemption of any Class B
Preferred or Junior Preferred Stock other than a redemption required by the terms of any such securities;

                           (h) amend, modify or alter its Certificate of
Incorporation or its By-Laws or the certificate of incorporation or by-laws of any Subsidiary (including, without limitation, a change in the number of directors which constitutes the Company's board of directors, except increases to any Subsidiary's Board of Directors as a result of such increase in the Company's Board of Directors and increases pursuant to the terms of the Preferred Stock, the Junior Preferred or the Class B Preferred);

                           (i) incur, assume or refinance any indebtedness for
borrowed money of the Company or any of its Subsidiaries in a principal amount in excess of $50,000;

                           (j) adopt any employee stock option or similar plan
or enter into of any material employment or consulting agreements;

                           (k) take any other action which is other than in the
ordinary course of its business;

                           (l) amend, modify or alter, in any material manner,
any of the Debt Documents or the Preferred Stock Documents;

                           (m) amend, modify or alter the terms of the
management fee provided for in Section 9.2 or enter into any transaction with an Affiliate which would be prohibited by Section 9.2; or

                           (n) agree to take any of the foregoing actions.

                10.3 Amendment to Certificate. At the earlier to occur of the consummation of an IPO or any time when the Fund shall (a) no longer hold or (b) transfer any of its Preferred Shares, Class A Warrants or Common Stock issued upon exercise thereof so that it would no longer hold, at least (i) 50% of the Preferred Shares purchased on the Closing Date or (ii) 50% of the Class A Warrants (or Common Stock issued upon exercise thereof) purchased on the Closing Date, then the Fund hereby covenants and agrees to use its best reasonable efforts to cause the Company to amend its Certificate of Incorporation so that the provisions of Sections 3(b) and 3(d) of the Certificate of Designation (or any successor section) shall be eliminated (which amendment, in the case of the events described in clause (b) of this Section 10.3, would be effective upon consummation of such transfer).

                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

                  11.1 Survival of Provisions. All of the representations, warranties and covenants made herein and each of the provisions of this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser or any Affiliate, acceptance of the Preferred Shares, Class A Warrants and shares of Common Stock issued pursuant to the exercise of the Class A Warrants and payment therefor, payment of the Preferred Shares upon redemption or otherwise, exercise of the Class A Warrants or termination of this Agreement; provided that the representation and warranty contained in Section 5.21 shall expire as to all unasserted claims related thereto on the date on which the representations in the Asset Purchase Agreement underlying any such claim expires in accordance with Section 8.1 of the Asset Purchase Agreement.

                  11.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 11.2:

                           (a)      if to the Purchaser:

                                    The 1818 Fund II, L.P.
                                    c/o Brown Brothers Harriman & Co.
                                    59 Wall Street
                                    New York, New York  10005
                                    Attention: T. Michael Long

                                    Telecopier No.: (212) 493-8429

                           with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attention: Marilyn Sobel, Esq.

                                    Telecopier No.: (212) 757-3990

                           (b)      if to the Company:

                                    S-O Acquisition Corp.
                                    4900 West Dry Creek Road
                                    Healdburg, CA  95448
                                    Telecopier No.: (707) 433-4349
                                    Attention:  Henry Wendt

                           (c)      if to any of the S-O Parties:

                                    4900 West Dry Creek Road
                                    Healdburg, CA  95448
                                    Telecopier No.: (707) 433-4349
                                    Attention:  Henry Wendt

                and, in the case of (b) and (c), with a copy to:

                                    Howard, Darby & Levin
                                    1330 Avenue of the Americas
                                    New York, New York 10019
                                    Attention:  Lawrence A. Darby, III, Esq.

                                    Telecopier No.: (212) 841-1010

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after delivery to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  11.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Purchaser may assign any of its rights under this Agreement, the Preferred Shares, the Class A Warrants or the Registration Rights Agreement to any of its Affiliates and any such assignee shall be deemed to be a "Purchaser" for purposes of this Agreement. Subject to the restrictions of this Agreement, the Purchaser may assign any of its rights under this Agreement, the Preferred Shares, the Class A Warrants or a portion thereof to any Person; provided that the Purchaser's rights under Section 8.1(c), 8.1(e), 8.3(b), 8.5, 8.6(a), 8.9(a), 8.10, 8.12, 8.13, 10.1 and 10.2 may not be assigned without the consent of the Company. The Company may not assign any of its rights hereunder without the consent of the Majority Holders. Except as provided in Article 7, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement or the Registration Rights Agreement.

                  11.4 Amendment and Waiver. No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise. No waiver of or consent to any departure by the Company or any Holder from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Majority Holders.

                  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Holder in any case shall entitle the Company or any Holder to any other or further notice or demand in similar or other circumstances.

                  11.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  11.7 Determinations. All determinations to be made by the Company, the Purchaser or any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

                  11.8 Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                  11.9 Jurisdiction and Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF

THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS PURSUANT TO A CONTRACTUAL PROVISION IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH IN SECTION 11.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

                  11.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  11.11 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  11.12 Remedies. If a breach of this Agreement, the Preferred Shares or the Class A Warrants by the Company occurs and is continuing, the Purchaser or any Holder of Preferred Shares or Class A Warrants may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of the Preferred Shares, the Class A Warrants or this Agreement. The Purchaser or any Holder may maintain a proceeding even if it does not possess any of the Class A Warrants or Preferred Shares or does not produce any of them in the proceeding. Except as otherwise provided by law, a delay or omission by the Purchaser or any Holder in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative. Notwith standing the foregoing, the Company's sole remedy for breach of Section 10.1 shall be specific performance and the Company shall not be entitled to any damages in the event of a breach of such Section.

                  11.13 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Preferred Shares, the Class A Warrants and the Registration Rights Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, the Preferred Shares, the Class A Warrants and the Registration Rights Agreement supersede all prior agreements and understandings among the parties with respect to such subject matter.

                  11.14 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the Preferred Shares, the Class A Warrants and the Registration Rights Agreement or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

                  11.15 Publicity. Except as may be required by applicable law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  11.16 No Recourse to BBH&Co.. The obligations contained in this Agreement, the Preferred Shares, the Class A Warrants and the Registration Rights Agreement shall be obligations solely of the Purchaser and not the general partner thereof and notwithstanding anything to the contrary contained herein or therein, BBH&Co. shall have no obligations with respect to any obligation or agreement of the Purchaser contained herein or therein.

                  11.17 Expenses. The Company acknowledges and agrees that whether or not the transactions contemplated hereby are consummated, the Company shall reimburse the Purchaser for and shall be liable for (a) all out-of-pocket expenses of the Purchaser in connection with any preparation and filing of any notification and report forms filed in compliance with the HSR Act in connection with the transactions contemplated hereby and (b) all out-of-pocket expenses, all legal fees and expenses of the Purchaser incurred in connection with the preparation, negotiation and delivery of the Securities Purchase Agreement on behalf of the Purchaser exclusively in an amount not to exceed $100,000; provided that in addition to the foregoing, the Company shall reimburse the Purchaser for all out-of-pocket expenses and all legal fees and expenses of the Purchaser incurred in connection with the review, negotiation, execution and delivery of all of the other Transaction Documents.

                  11.18 Legends. The Purchaser agrees to the imprinting, so long as required by the terms of this Agreement, of a legend on certificates representing all of the Preferred Shares, Class A Warrants, and shares of Common Stock, as applicable, owned by it to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
         SUBJECT TO THE TERMS OF A SECURITIES PURCHASE
         AGREEMENT ON FILE AT THE OFFICE OF THE COMPANY."

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                       S-O ACQUISITION CORP.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       THE 1818 FUND II, L.P.

                                       By: Brown Brothers Harriman &
                                           Co., General Partner


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title: